Delaware
                                ---------------                           PAGE 1
                                The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHINA ENERGY & RESOURCES LTD.", CHANGING ITS NAME FROM "CHINA ENERGY & RESOURCES LTD." TO "CHINA RESOURCES LTD.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 2007, AT 10:46 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4367321 8100             [SEAL]              /s/ Harriet Smith Windsor
070861012                              -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                                         AUTHENTICATION: 5879714

                                                                  DATE: 07-27-07

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CHINA ENERGY & RESOURCES LTD.

                  ---------------------------------------------

It is hereby certified that:

1. The name of the corporation is China Energy & Resources Ltd. (the "Corporation").

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST in its entirety and substituting in lieu of said Article the following new Article FIRST:

            "FIRST: The name of the corporation is China Resources Ltd. (the "Corporation")."

3. The amendment of the certificate of incorporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on July 24,2007

                                                      /s/ Fuzu Zeng
                                                      --------------------------
                                                      Fuzu Zeng, President

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 10:50 AM 07/27/2007
                                                    FILED 10:46 AM 07/27/2007
                                                   SRV 070861012 - 4367321 FILE